UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3400 Jackson Street, Dubuque, Iowa		52001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2012, Flexsteel Industries, Inc. (the “Company”) entered into amendments to its $15 million short-term revolving credit line with Wells Fargo Bank N.A. The amendments extend the maturity date to June 30, 2013. The credit facility will be used for the Company’s working capital needs. No amount is outstanding under this facility.

The credit facility contains certain financial covenants, including that the Company maintain working capital of $60 million, an interest coverage ratio of not less than 3.0 to 1.0.

The agreements are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Credit Agreement dated May 11, 2012 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Exhibit 10.2	Revolving Line of Credit Note dated May 11, 2012 between Flexsteel Industries, Inc. and Wells Fargo Bank, N. A.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	May 11, 2012	By:	/s/ Timothy E. Hall
Timothy E. Hall
Principal Financial Officer, VP-Finance and CFO